Exhibit 99.1

Jabil Posts Second Quarter Results

St. Petersburg, FL – March 15, 2017. Today Jabil Circuit, Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its second quarter of fiscal year 2017, including second quarter net revenue of $4.4 billion.

For the second quarter of fiscal year 2017, U.S. GAAP (as defined below) operating income was $83.2 million and U.S. GAAP diluted earnings per share was $0.11. Core operating income ((Non-U.S. GAAP) as defined below) was $152.2 million and core diluted earnings per share ((Non-U.S. GAAP) as defined below) was $0.48.

“The performance of our team during the second quarter was exceptional with nearly all of our businesses delivering at or above plan,” said CEO Mark Mondello. “I believe our results reflect the effectiveness of our strategy to increase the quality and diversification of our cash flows and earnings,” he added.

Fiscal Year 2017 Third Quarter Guidance:

• Net revenue	$4.25 billion to $4.55 billion
• U.S. GAAP operating (loss) income	$(9) million to $51 million
• U.S. GAAP diluted loss per share	$(0.34) to $(0.03) per diluted share
• Core operating income (Non-U.S. GAAP)	$90 million to $130 million
• Core diluted earnings per share (Non-U.S. GAAP)	$0.19 to $0.39 per diluted share
• Diversified Manufacturing Services	Increase revenue 9 percent year-on-year
• Electronics Manufacturing Services	Decrease revenue 1 percent year-on-year
• Total company	Increase revenue 2 percent year-on-year

“Jabil’s focus remains on our commitment to return capital to shareholders, our multi-year financial objectives and the goal of becoming the world’s most advanced manufacturing solutions company,” said Mondello.

(U.S. GAAP diluted earnings per share for the third quarter of fiscal year 2017 are currently estimated to include $0.05 per share for amortization of intangibles, $0.21 per share for stock-based compensation expense and related charges and $0.16 to $0.27 per share for restructuring and related charges.)

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its quarterly core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average of its net invested capital base. Jabil calculates its annual core return on invested capital by taking its after-tax core operating income for its most recently ended fiscal year and dividing that by a two year average of its net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Forward Looking Statements: This news release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2017; our guidance for future financial performance in our third quarter of fiscal year 2017 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings (loss) per share, core operating income (Non-U.S. GAAP), and core diluted earnings per share (Non-U.S. GAAP) results and the components thereof, in each case for our third quarter of fiscal year 2017); and statements that relate to the Company’s capital allocation framework, including our share repurchase program thereunder, the amount of shares to be repurchased and the timing of such repurchase. The statements in this press release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our second quarter of fiscal year 2017 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; and our dependence on a limited number of large customers. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-U.S. GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-U.S. GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, return on invested capital, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-U.S. GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core basic and diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Company Conference Call Information: Jabil will hold a conference call to discuss its second quarter results and fiscal 2017 outlook today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available March 15, 2017 at approximately 7:30 p.m. ET through midnight on March 22, 2017. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 77128570. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive electronics design, production and product management services. Offering complete product supply chain management from facilities in 28 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Further information is available on Jabil’s website: jabil.com.

Company Contacts:

Beth Walters

Senior Vice President, Investor Relations & Communications

(727) 803-3511

beth_walters@jabil.com

Adam Berry

Senior Director, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28,
	2017	August 31,
	(Unaudited)	2016
ASSETS
Current assets:
Cash and cash equivalents	$755,098	$912,059
Accounts receivable, net	1,433,676	1,359,610
Inventories	2,498,137	2,456,612
Prepaid expenses and other current assets	949,610	1,120,100

Total current assets	5,636,521	5,848,381
Property, plant and equipment, net	3,177,728	3,331,879
Goodwill and intangible assets, net	877,096	891,727
Deferred income taxes	175,300	148,859
Other assets	148,183	101,831

Total assets	$10,014,828	$10,322,677

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$47,324	$45,810
Accounts payable	3,301,826	3,593,195
Accrued expenses	1,952,056	1,929,051

Total current liabilities	5,301,206	5,568,056
Notes payable, long-term debt and capital lease obligations, less current installments	2,055,545	2,074,012
Other liabilities	85,301	78,018
Income tax liabilities	96,080	90,804
Deferred income taxes	49,598	54,290

Total liabilities	7,587,730	7,865,180

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	253	250
Additional paid-in capital	2,060,742	2,034,525
Retained earnings	1,738,823	1,660,820
Accumulated other comprehensive loss	(8,679)	(39,877)
Treasury stock, at cost	(1,379,831)	(1,217,547)

Total Jabil Circuit, Inc. stockholders’ equity	2,411,308	2,438,171
Noncontrolling interests	15,790	19,326

Total equity	2,427,098	2,457,497

Total liabilities and equity	$10,014,828	$10,322,677

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Net revenue	$4,445,637	$4,403,594	$9,550,535	$9,611,571
Cost of revenue	4,083,733	4,004,161	8,757,125	8,728,603

Gross profit	361,904	399,433	793,410	882,968
Operating expenses:
Selling, general and administrative	217,943	224,905	431,995	476,451
Research and development	7,085	8,465	14,708	16,757
Amortization of intangibles	8,766	8,599	17,088	16,439
Restructuring and related charges	44,927	2,535	80,829	3,888

Operating income	83,183	154,929	248,790	369,433
Interest and other, net	34,882	34,142	69,951	66,879

Income before income tax	48,301	120,787	178,839	302,554
Income tax expense	28,177	42,354	72,014	92,206

Net income	20,124	78,433	106,825	210,348
Net loss attributable to noncontrolling interests, net of tax	(541)	(497)	(1,867)	(467)

Net income attributable to Jabil Circuit, Inc.	$20,665	$78,930	$108,692	$210,815

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.11	$0.41	$0.59	$1.11

Diluted	$0.11	$0.41	$0.58	$1.09

Weighted average shares outstanding:
Basic	182,632	190,957	183,970	190,656

Diluted	185,010	193,294	186,463	193,429

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six months ended
	February 28,	February 29,
	2017	2016
Cash flows from operating activities:
Net income	$106,825	$210,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	380,317	329,301
Restructuring and related charges	46,775	—
Recognition of stock-based compensation expense and related charges	15,027	45,060
Deferred income taxes	(31,680)	(22,940)
Loss on sale of property, plant and equipment	852	11,633
Other, net	8,831	4,334
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(77,649)	20,027
Inventories	(19,521)	223,140
Prepaid expenses and other current assets	145,527	(17,010)
Other assets	(41,971)	(3,486)
Accounts payable, accrued expenses and other liabilities	(187,130)	(727,749)

Net cash provided by operating activities	346,203	72,658

Cash flows from investing activities:
Acquisition of property, plant and equipment	(320,674)	(456,028)
Proceeds from sale of property, plant and equipment	18,963	7,196
Cash paid for business and intangible asset acquisitions, net of cash	(5,256)	(206,670)
Issuance of notes receivable	—	(28,500)
Other, net	(1,360)	(5,250)

Net cash used in investing activities	(308,327)	(689,252)

Cash flows from financing activities:
Borrowings under debt agreements	3,407,000	3,404,241
Payments toward debt agreements	(3,424,939)	(2,726,027)
Payments to acquire treasury stock	(151,488)	(54,567)
Dividends paid to stockholders	(30,940)	(31,795)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	11,250	10,660
Treasury stock minimum tax withholding related to vesting of restricted stock	(10,796)	(10,329)
Other, net	(1,499)	(1,500)

Net cash (used in) provided by financing activities	(201,412)	590,683

Effect of exchange rate changes on cash and cash equivalents	6,575	(4,834)

Net decrease in cash and cash equivalents	(156,961)	(30,745)
Cash and cash equivalents at beginning of period	912,059	913,963

Cash and cash equivalents at end of period	$755,098	$883,218

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Operating income (U.S. GAAP)	$83,183	$154,929	$248,790	$369,433
Amortization of intangibles	8,766	8,599	17,088	16,439
Stock-based compensation expense and related charges	15,318	20,268	15,027	45,060
Restructuring and related charges	44,927	2,535	80,829	3,888

Core operating income (Non-U.S. GAAP)	$152,194	$186,331	$361,734	$434,820

Net income attributable to Jabil Circuit, Inc. (U.S. GAAP)	$20,665	$78,930	$108,692	$210,815
Amortization of intangibles	8,766	8,599	17,088	16,439
Stock-based compensation expense and related charges	15,318	20,268	15,027	45,060
Restructuring and related charges	44,927	2,535	80,829	3,888
Adjustments for taxes	(899)	(988)	(3,224)	(1,975)

Core earnings (Non-U.S. GAAP)	$88,777	$109,344	$218,412	$274,227

Earnings per share (U.S. GAAP):
Basic	$0.11	$0.41	$0.59	$1.11

Diluted	$0.11	$0.41	$0.58	$1.09

Core earnings per share (Non-U.S. GAAP):
Basic	$0.49	$0.57	$1.19	$1.44

Diluted	$0.48	$0.57	$1.17	$1.42

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP and Non-U.S. GAAP):
Basic	182,632	190,957	183,970	190,656

Diluted	185,010	193,294	186,463	193,429

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL

AND CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax U.S. GAAP operating income” for its most recently-ended quarter and dividing that by the average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-U.S. GAAP core operating income” for its most recently-ended quarter and dividing that by the “average net invested capital asset base.”

The Company calculates: (1) its “after-tax U.S. GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its U.S. GAAP operating income and (2) its “after-tax non-U.S. GAAP core operating income” as its non-U.S. GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-U.S. GAAP core operating income to its U.S. GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax U.S. GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-U.S. GAAP core operating income”:

	Three months ended
	February 28,	February 29,
	2017	2016
Numerator:
Operating income (U.S. GAAP)	$83,183	$154,929
Tax effect(1)	(28,808)	(42,312)

After-tax operating income	54,375	112,617
	x4	x4

Annualized after-tax operating income	$217,500	$450,468

Core operating income (Non-U.S. GAAP)	$152,194	$186,331
Tax effect(2)	(29,344)	(43,307)

After-tax core operating income	122,850	143,024
	x4	x4

Annualized after-tax core operating income	$491,400	$572,096

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity(3)	$2,392,626	$2,424,798
Average notes payable, long-term debt and capital lease obligations, less current installments(3)	2,061,629	1,814,834
Average current installments of notes payable, long-term debt and capital lease obligations(3)	45,261	443,303
Average cash and cash equivalents(3)	(751,257)	(1,006,781)

Net invested capital asset base	$3,748,259	$3,676,154

Return on Invested Capital (U.S. GAAP)	5.8%	12.3%
Adjustments noted above	7.3%	3.3%
Core Return on Invested Capital (Non-U.S. GAAP)	13.1%	15.6%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-U.S. GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.